Exhibit 21

SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 22, 2006*

ORGANIZATION	Jurisdiction

3000 Schaefer Road Company	Michigan, U.S.A.
Closed Joint Stock Company Ford Motor Company	Russia
Ford Automotive International Holding, S.L.	Spain
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Espana S.A.	Spain
Ford Italia S.p.A..	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Volvo Espana S.L.	Spain
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Volvo Car Germany GmbH	Germany
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company	Delaware, U.S.A.
CAB East Holdings, LLC	Delaware, U.S.A.
CAB East LLC	Delaware, U.S.A.
Ford Credit Auto Lease, LLC	Delaware, U.S.A.
Ford Credit Auto Lease Trust 2004-A	Delaware, U.S.A.
Ford Credit Auto Receivables Two, LLC	Delaware, U.S.A.
Ford Credit Auto Owner Trust 2004-1	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Ford Credit Canada Leasing Company	Canada
Primus Automotive Financial Services Canada Company	Canada
Ford Credit de Mexico S.A. de C.V.	Mexico
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Primus Automotive Financial Services, Inc	New York, U.S.A.
The American Road Insurance Company	Michigan, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.
Ford International Capital Corporation	Delaware, U.S.A.
Ford Automotive Holdings	England
Blue Oval Holdings	England
Ford Motor Company Limited	England
Volvo Car UK Limited	England
Jaguar Limited	England
Jaguar Cars Limited	England
Ford Mexico Holdings, Inc.	Delaware, U.S.A.
Grupo Ford S. de R.L. de C.V.	Mexico
Ford Motor Company, S.A. de C.V.	Mexico

SUBSIDIARIES (Continued)

	Organization	Jurisdiction

	Ford Motor Company of Canada, Limited	Ontario, Canada
	FLH Holding, Inc.	Ontario, Canada
	Ford Lio Ho Motor Company Ltd.	Taiwan
	Ford Motor Company of Australia Limited	Australia
	Land Rover Holdings	England
	Land Rover	England
	Land Rover Exports Limited	England
	Ford Motor Company of Southern Africa (Pty) Limited	South Africa
	Ford Motor Service Company	Michigan, U.S.A.
	Gentle Winds Reinsurance, Ltd.	Cayman Islands
	Ford Motor Vehicle Assurance Company, LLC	Delaware, U.S.A.
	Ford Otomotiv Sanayi Anonim Sirketi (Otosan)	Turkey
	Ford South America Holdings, LLC	Delaware, U.S.A.
	Ford Argentina S.C.A.	Argentina
	Ford Trading Company, LLC	Delaware, U.S.A.
	Ford Motor de Venezuela, S.A.	Venezuela
	Ford VHC AB	Sweden
	Volvo Personvagnar Holding AB	Sweden
	Volvo Personvagnar AB	Sweden
	Snebe Holding B.V.	The Netherlands
	Volvo Cars NV	Belgium
	Volvo Personbilar Sverige Aktiebolag	Sweden
	Land Rover North America, Inc.	Delaware, U.S.A.
	PAG Import, Inc.	Japan
	Volvo Cars of North America, LLC	Delaware, U.S.A.
	Volvo Auto Italia SpA	Italy

354	Other U.S. Subsidiaries
375	Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.